                                                                     EXHIBIT 1.3


                                FMC CORPORATION

                                  $500,000,000

                          Medium-Term Notes, Series B

                   Due more than 9 Months from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT

                                              November 12, 1998

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     FMC Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Medium-Term Notes, Series B, due more than 9 months from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of July 1, 1996 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

     The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley"), J.P. Morgan Securities Inc. ("J.P. Morgan") and Salomon Smith Barney Inc. ("Salomon") (individually, an "Agent" and collectively, the "Agents") as its agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date on which the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i)   Each document, if any, filed or to be filed pursuant to the
Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by an Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

     (c) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (d) There has not occurred any material adverse change in the condition, financial or otherwise, or in the business or operations of the Company and its subsidiaries, taken as a whole, from the information set forth in the Registration Statement and Prospectus.

     (e) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

     Notwithstanding the foregoing, the representations and warranties set forth in Section 1(b)(iii) and (iv), and (c) (except as to due authorization of the Notes), when made as of the Commencement Date with respect to any Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

     2.     Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request. The Company also reserves the right to sell, solicit and accept offers to purchase Notes directly on its own behalf.

     The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such
Note:

          Term                                         Commission Rate
          ----                                         ---------------

From 9 months to less than 1 year                      .125%
From 1 year to less than 18 months                     .150%
From 18 months to less than 2 years                    .200%
From 2 years to less than 3 years                      .250%
From 3 years to less than 4 years                      .350%
From 4 years to less than 5 years                      .450%
From 5 years to less than 6 years                      .500%
From 6 years to less than 7 years                      .550%
From 7 years to less than 10 years                     .600%
From 10 years to less than 15 years                    .625%
From 15 years to less than 20 years                    .700%
From 20 years to 30 years                              .750%
Beyond 30 years                                        To be negotiated

     For purposes of the foregoing, the term of any Note that is repayable at the option of the holder on a date prior to its stated maturity date shall be measured by reference to the optional repayment date rather than the stated maturity date.

     Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

     Subject to the provisions of this Section and to the Administrative Procedures or such other procedures agreed upon in writing from time to time by each Agent and the Company after notice to, and in the case of procedures which affect the rights, duties or obligations of the Trustee, with the approval of, the Trustee, offers for the purchase of Notes may be solicited by each Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time sell Notes otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Notes through any agents other than the Agents. It is understood that if from time to time the Company is approached by a prospective agent offering a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and (ii) the Agents are given notice of such purchase promptly after it is consummated.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

     An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

     (c) Administrative Procedures. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

     (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Mayer, Brown & Platt, counsel for the Agents, not later than 5:00 p.m., New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

     (e) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

     3.   Agreements.  The Company agrees with each Agent that:

     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such

Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

     (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

     (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

     (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

     (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any written notice of any intended or potential downgrading or of any possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda (up to $7,500), (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Company.

     (i) During the period beginning the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior written consent, which consent shall not be unreasonably withheld, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

     4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

     (a)  Prior to such solicitation or purchase, as the case may be:

          (i) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of major hostilities or any significant change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes substantially on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (iv) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

               (A)  except, in each case described in paragraph (i), (ii) or
          (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

     (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

          (i) The opinion, dated as of such date, of Winston & Strawn, counsel for the Company, to the effect that:

               (A) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law and has been duly qualified under the Trust Indenture Act;

               (B) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof on the date of such opinion, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture;

               (C) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

               (D) the execution, delivery and performance of this Agreement, the Notes, the Indenture and any applicable Terms Agreement by the Company, and the issuance and sale of the Notes by the Company as provided in this Agreement, any applicable Terms Agreement and the Indenture, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or the 5-Year Credit Agreement dated as of December 6, 1996 among the Company, the lenders listed therein and Morgan Guaranty Trust Company of New York, as Agent, or the Amended and Restated 364-Day Credit Agreement dated as of December 5, 1997 among the Company, the lenders listed therein and Morgan Guaranty Trust Company of New York, as Agent;

               (E) no authorization, consent, approval or order of any court or governmental agency or body in the United States or any state or political subdivision thereof is required for the issuance, sale or performance of the Company's obligations with respect to the Notes, in the manner contemplated by this Agreement, any applicable Terms Agreement, the Notes and the Indenture, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes;

               (F) the statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes," "Plan of Distribution" and "Description of the Debt Securities," and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

               (G) the statements in the Prospectus, as then amended or supplemented, under the caption "United States Federal Taxation", fairly summarize the material United States federal income tax consequences of ownership and disposition of the Notes to initial holders purchasing Notes at the issue price;

               (H) such counsel is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for the documents incorporated by reference therein, the financial statements and schedules and other financial data and that part of the Registration Statement that constitutes the Form T-1 of the Trustee as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder;

               Such counsel shall also have furnished to you a written statement, in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes them to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 of the Trustee) each part of the Registration Statement, as then amended, if applicable, at the time such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as then amended or supplemented, if applicable, as of the date such statement is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The opinion, dated as of such date, of the General Counsel or Assistant General Counsel for the Company, to the effect that:

               (A) the Company is validly existing as a corporation in good standing under the laws of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has all corporate power and authority under its certificate of incorporation, bylaws and the laws of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Prospectus as then amended or supplemented;

               (B) each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the

          Company organized under the laws of any state of the United States is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

               (C) neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or, to the best of such counsel's knowledge after due inquiry, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, lease, loan agreement or other instrument governing any indebtedness to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their property or claims is bound, except to the extent that such violation or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (D) such counsel is not aware after due inquiry of the Company's failure to possess or to be in compliance with any franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders required for the conduct of the business of the Company or any subsidiary, except to the extent that the failure to so possess or comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (E) except as disclosed in the Prospectus, as then amended or supplemented, the securities of each direct or indirect subsidiary of the Company listed on Exhibit 21 to the Company's most recent Annual Report on Form 10-K which is a Significant Subsidiary (as defined above) are owned by the Company or a subsidiary of the Company to the extent described therein free and clear of all liens and encumbrances and any other adverse claims;

               (F) the execution, delivery and performance of this Agreement, the Notes, the Indenture and any applicable Terms Agreement by the Company and the issuance and sale of the Notes by the Company as provided in this Agreement, any applicable Terms Agreement and the Indenture, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation of the Company or any Significant Subsidiary, or any provision of applicable law or administrative regulation known to such counsel or any agreement or other instrument known to such counsel binding upon the Company or any subsidiary and which is material to the Company and its subsidiaries taken as a whole or any decree of any court known to such counsel applicable to the Company or any subsidiaries or any of their properties;

               (G) such counsel does not know of any action, suit or proceeding pending or threatened against or affecting the Company or any of its properties before or by any court, governmental official, commission, board or other administrative agency or arbitrator that has a reasonable probability (taking into account the exhaustion of all appeals) of having a material adverse effect on the business, operations, properties, consolidated financial condition, consolidated results of operations or business prospects of the Company, except as disclosed in the Prospectus, as then amended or supplemented, or that in any manner questions the validity of this Agreement, any applicable Terms Agreement, the Indenture or the Notes;

               (H) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

               (I) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

               (J) such counsel is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial data and that part of the Registration Statement that constitutes the Form T-1 of the Trustee as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the

          Exchange Act, and the rules and regulations of the Commission thereunder.

               Such counsel shall also have furnished to you a written statement in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes him or her to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 of the Trustee) each part of the Registration Statement, as then amended, if applicable, at the time such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as then amended or supplemented, if applicable, as of the date such statement is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) The opinion, dated as of such date, of Mayer, Brown & Platt, counsel for the Agents, covering the matters in subparagraphs (A), (B),
     (C), (F) (but only as to the statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes," "Plan of Distribution" and "Description of the Debt Securities"), and (H) in paragraph (b)(i) above. Such counsel shall also have furnished to you a written statement to the same effect as the last sentence of paragraph
     (b)(i) above.

          Notwithstanding the foregoing, the opinions described in subparagraphs
     (B) (except as to due authorization of the Notes), (E) and (F) of paragraph
     (b)(i) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

          With respect to the last sentence of paragraph (b)(ii) above, such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification, except as specified. With respect to the last sentence of paragraph (b)(i) above, Winston & Strawn and Mayer, Brown & Platt may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          The opinions of Winston & Strawn and the General Counsel or the Assistant General Counsel of the Company described in paragraphs (b)(i) and
     (b)(ii) above shall be rendered to the Agents at the request of the Company and shall so state therein.

     (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in subparagraphs (a)(iii) and (a) (iv) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, KPMG Peat Marwick LLP shall have furnished to the relevant Agents a letter or letters, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

     (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

     5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented

(other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

     (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent written opinions of counsel for the Company. Any such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and (ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinions, counsel last furnishing such opinions to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

     6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party to the extent set forth above from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.

     (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) of this Section 6 that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Notes.

     7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

     8. Termination. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11, 13 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

     9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, J.P. Morgan or Salomon will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department (telefax number: 212-703-4575), with a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Debt Syndicate (telefax number: 212-764-7490), to J.P. Morgan at 60 Wall Street, New York, New York 10260, Attention: MTN Desk (telefax number: 212-648-5909) or to Salomon at Seven World Trade Center, New York, New York 10048, Attention: MTN Department (telefax number: 212-783-2274), respectively or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Ruud P. Roggekamp (telefax number: 312-861-6144) with a copy to Steven H. Shapiro (telefax number:
312-861-7127).

     10. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of

Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     11. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on one day prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.



                              Very truly yours,

                              FMC CORPORATION


                              By /s/ Michael J. Callahan
                                ________________________________
                                Title: Executive Vice President
                                       and Chief Financial Officer

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

MORGAN STANLEY & CO. INCORPORATED


By /s/ Michael M. Fusco
  _______________________________
  Title: Vice President


J.P. MORGAN SECURITIES INC.


By /s/ Maria Sramek
  _______________________________
  Title: Vice President


SALOMON SMITH BARNEY INC.


By /s/ Michael Broderick
  _______________________________
  Title: Vice President

                                   EXHIBIT A


                                FMC CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                     ______________, 19__


FMC Corporation
200 East Randolph Drive
Chicago, Illinois 60601
Attention:  Ruud P. Roggekamp

               Re:  Distribution Agreement dated
                    November 12, 1998
                    (the "Distribution Agreement")
                    ------------------------------

     We agree to purchase your Medium-Term Notes having the following terms:

     [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                                                Principal Amount
Name                                                                of Notes
----                                                            ----------------

Morgan Stanley & Co.
  Incorporated
[Insert syndicate list]/1/

                                   Total . . . . . . . . . .   $
                                                                ================

The Notes shall have the following terms:



------------
/1/  Delete if the transaction will not be syndicated.


All Notes:             Fixed Rate Notes:       Floating Rate Notes:
---------              ----------------        -------------------
Principal amount:      Interest Rate:          Base rate:

Purchase price:        Applicability           Index maturity:
                       of modified
Price to public:       payment upon            Spread:
                       acceleration:

Settlement date        If yes, state           Spread multiplier:
and time:              issue price:

                                               Alternate rate
                                               event spread:

Place of               Amortization            Initial interest
delivery:              schedule:               rate:

Specified
currency:

Maturity date:                                 Initial interest
                                               reset date:

Initial accrual                                Interest reset
period OID:                                    dates:

Total amount                                   Interest reset
of OID:                                        period:

Original yield to                              Maximum interest
maturity:                                      rate:

Optional repayment                             Minimum interest
date(s):                                       rate:

Optional redemption                            Interest payment
date(s):                                       period:

Initial redemption                             Interest payment
date:                                          dates:

Initial redemption                             Calculation
percentage:                                    agent:

Annual redemption
percentage
decrease:

Other terms:

     The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as __________ may specify, to purchase the Notes which such defaulting or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ___________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either _________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]/2/

     This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11, 13 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.


------------
/2/  Delete if the transaction will not be syndicated.

     The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:
____________________


                                 [NAME OF RELEVANT AGENT(S)]


                                 By
                                    ------------------------
                                    Title:


Accepted:

FMC CORPORATION


By
   ------------------------
     Title:

                                                                       EXHIBIT B

                                FMC CORPORATION

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                           __________________________


          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by FMC Corporation (the "Company") pursuant to the Distribution Agreement, dated as of November 12, 1998 (the "Distribution Agreement") among the Company and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (the "Agents"). The Notes will be issued under an Indenture dated as of July 1, 1996 (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

          The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

          The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.


             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of January 24, 1997, confirmed in a Bring-Down Letter of Representations to DTC dated November 12, 1998, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of July 2, 1990 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $200,000,000 principal amount of all such Notes that have the same Original Issue
                                        Date, Maturity Date and other terms.
                                        Each Global Security will be dated
                                        and issued as of the date of its
                                        authentication by the Trustee. Each
                                        Global Security will bear an
                                        "Interest Accrual Date," which will
                                        be (i) with respect to an original
                                        Global Security (or any portion
                                        thereof), its original issuance date
                                        and (ii) with respect to any Global
                                        Security (or any portion thereof)
                                        issued subsequently upon exchange of
                                        a Global Security, or in lieu of a
                                        destroyed, lost or stolen Global
                                        Security, the most recent Interest
                                        Payment Date to which interest has
                                        been paid or duly provided for on the
                                        predecessor Global Security (or if no
                                        such payment or provision has been
                                        made, the original issuance date of
                                        the predecessor Global Security),
                                        regardless of the date of authentication of such subsequently issued

                                        Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:                          Book-Entry Notes will be issued in
                                        principal amounts of U.S. $100,000 or
                                        any amount in excess thereof that is an
                                        integral multiple of U.S. $1,000. Global
                                        Securities will be denominated in
                                        principal amounts not in excess of U.S.
                                        $200,000,000. If one or more Book-Entry
                                        Notes having an aggregate principal
                                        amount in excess of $200,000,000 would,
                                        but for the preceding sentence, be
                                        represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global
                                        Security will be issued to represent any remaining principal amount of such Book-
                                        Entry Note or Notes. In such a case,
                                        each of the Global Securities
                                        representing such Book-Entry Note or
                                        Notes shall be assigned the same CUSIP
                                        number.

Preparation                             If any offer to purchase a Book-Entry
of Pricing                              Note is accepted by or on behalf of the
Supplement:                             Company, the Company will prepare a
                                        pricing supplement (a "Pricing
                                        Supplement") reflecting the terms of
                                        such Note. The Company (i) will arrange
                                        to file a copy of such Pricing
                                        Supplement with the Commission in
                                        accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                                        In each instance that a Pricing
                                        Supplement is prepared, the relevant
                                        Agent will affix the Pricing Supplement
                                        to Prospectuses prior to their use.
                                        Outdated Pricing Supplements, and the
                                        Prospectuses to which they are attached
                                        (other than those retained for files),
                                        will be destroyed.

Settlement:                             The receipt by the Company of
                                        immediately available funds in payment
                                        for a Book-Entry Note and the
                                        authentication and issuance of the
                                        Global Security representing such Note
                                        shall constitute "settlement" with
                                        respect to such Note. All offers
                                        accepted by the Company will be settled
                                        on the third Business Day next
                                        succeeding the date of acceptance
                                        pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement                              Settlement Procedures with regard to
Procedures:                             each Book-Entry Note sold by the
                                        Company to or through an Agent
                                        (unless otherwise specified pursuant
                                        to a Terms Agreement) shall be as
                                        follows:

                                        A.  The relevant Agent will advise
                                        the Company by telephone that such
                                        Note is a Book-Entry Note and of the
                                        following settlement information:

                                            1.  Principal amount.

                                            2.  Maturity Date.

                                            3.  In the case of a Fixed Rate
                                            Book-Entry Note, the Interest Rate,
                                            whether such Note will pay interest
                                            annually or semiannually and whether
                                            such Note is an Amortizing Note,
                                            and, if so, the amortization
                                            schedule, or, in the case of a
                                            Floating Rate Book-Entry Note, the
                                            Initial Interest Rate (if known at
                                            such time), Interest Payment
                                            Date(s), Interest Payment Period,
                                            Calculation Agent, Base Rate, Index
                                            Maturity, Interest Reset Period,
                                            Initial Interest Reset Date,
                                            Interest Reset Dates, Spread or
                                            Spread Multiplier (if any), Minimum
                                            Interest Rate (if any), Maximum
                                            Interest Rate (if any) and the
                                            Alternate Rate Event Spread (if
                                            any).

                                            4.  Redemption or repayment
                                            provisions (if any).

                                            5.  Settlement date and time
                                            (Original Issue Date).

                                            6.  Interest Accrual Date.

                                            7.  Price.

                                            8.  Agent's commission (if any)
                                            determined as provided in the
                                            Distribution Agreement.

                                            9.  Whether the Note is an original
                                            Issue Discount Note (an "OID Note"),
                                            and if it is an OID Note, the total
                                            amount of OID, the yield to
                                            maturity, the initial accrual period
                                            OID and the applicability of
                                            Modified Payment upon Acceleration
                                            (and, if so, the Issue Price).

                                            10.  Whether the Note is a PERLS
                                            Note, and if it is a PERLS Note, the
                                            Denominated Currency, the Indexed
                                            Currency or Currencies, the Payment
                                            Currency, the Exchange Rate Agent,
                                            the Reference Dealers, the Face
                                            Amount, the Fixed Amount of each
                                            Indexed Currency, the Aggregate
                                            Fixed Amount of each Indexed
                                            Currency and the Authorized
                                            Denominations (if other than U.S.
                                            dollars).

                                            11.  Whether the Note is a Renewable
                                            Note, and if it is a Renewable Note,
                                            the Initial Maturity Date and the
                                            Final Maturity Date.

                                            12.  Whether the Company has the
                                            option to extend the Original
                                            Maturity Date of the Note, and, if
                                            so, the Final Maturity Date of such
                                            Note.

                                            13.  Whether the Company has the
                                            option to reset the Interest Rate,
                                            the Spread or the Spread Multiplier
                                            of the Note.

                                            14.  Any other applicable terms.

                                          B.  The Company will advise the
                                          Trustee by telephone or electronic
                                          transmission (confirmed in writing at
                                          any time on the
                                          same date) of the information set
                                          forth in Settlement Procedure "A"
                                          above. The Trustee will then assign a
                                          CUSIP number to the Global Security
                                          representing such Note and will notify
                                          the Company and the relevant Agent of
                                          such CUSIP number by telephone as soon
                                          as practicable.

                                          C. The Trustee will enter a pending
                                          deposit message through DTC's
                                          Participant Terminal System, providing
                                          the following settlement information
                                          to DTC, the relevant Agent and
                                          Standard & Poor's Corporation:

                                            1. The information set forth in
                                            Settlement Procedure "A".

                                            2. The Initial Interest Payment Date
                                            for such Note, the number of days by
                                            which such date succeeds the related
                                            DTC Record Date (which in the case
                                            of Floating Rate Notes which reset
                                            daily or weekly, shall be the date
                                            five calendar days immediately
                                            preceding the applicable Interest
                                            Payment Date and, in the case of all
                                            other Notes, shall be the Record
                                            Date as defined in the Note) and, if
                                            known, the amount of interest
                                            payable on such Initial Interest
                                            Payment Date.

                                            3. The CUSIP number of the Global
                                            Security representing such Note.

                                            4. Whether such Global Security will
                                            represent any other Book-Entry Note
                                            (to the extent known at such time).

                                            5. Whether such Note is an
                                            Amortizing Note (by an appropriate
                                            notation in the comments field of
                                            DTC's Participant Terminal System).

                                            6. The number of participant
                                            accounts to be maintained by DTC on
                                            behalf of the relevant Agent and the
                                            Trustee.

                                          D. The Trustee will complete and
                                          authenticate the Global Security
                                          representing such Note.

                                          E. DTC will credit such Note to the
                                          Trustee's participant account at DTC.

                                          F. The Trustee will enter an SDFS
                                          deliver order through DTC's
                                          Participant Terminal System
                                          instructing DTC to (i) debit such Note
                                          to the Trustee's participant account
                                          and credit such Note to the relevant
                                          Agent's participant account and (ii)
                                          debit such Agent's settlement account
                                          and credit the Trustee's settlement
                                          account for an amount equal to the
                                          price of such Note less such Agent's
                                          commission (if any). The entry of such
                                          a deliver order shall constitute a
                                          representation and warranty by the
                                          Trustee to DTC that (a) the Global
                                          Security representing such Book-Entry
                                          Note has been issued and authenticated
                                          and (b) the Trustee is holding such
                                          Global Security pursuant to the MTN
                                          Certificate Agreement.

                                          G. Unless the relevant Agent is the
                                          end purchaser of such Note, such Agent
                                          will enter an SDFS deliver order
                                          through DTC's Participant Terminal
                                          System instructing DTC (i) to debit
                                          such Note to such Agent's participant
                                          account and credit such Note to the
                                          participant accounts of the
                                          Participants with respect to such Note
                                          and (ii) to debit the settlement
                                          accounts of such Participants and
                                          credit the settlement account of such
                                          Agent for an amount equal to the price
                                          of such Note.

                                          H. Transfers of funds in accordance
                                          with SDFS deliver orders described in
                                          Settlement Procedures "F" and "G" will
                                          be settled in accordance with SDFS
                                          operating procedures in effect on the
                                          settlement date.

                                          I. The Trustee will credit to the
                                          account of the Company maintained at
                                          Bank of America Illinois, Chicago,
                                          Illinois,
                                          in immediately available funds the
                                          amount transferred to the Trustee in
                                          accordance with Settlement Procedure
                                          "F".

                                          J. Unless the relevant Agent is the
                                          end purchaser of such Note, such Agent
                                          will confirm the purchase of such Note
                                          to the purchaser either by
                                          transmitting to the Participants with
                                          respect to such Note a confirmation
                                          order or orders through DTC's
                                          institutional delivery system or by
                                          mailing a written confirmation to such
                                          purchaser.

                                          K. Monthly, the Trustee will send to
                                          the Company a statement setting forth
                                          the principal amount of Notes
                                          outstanding as of that date under the
                                          Indenture and setting forth a brief
                                          description of any sales of which the
                                          Company has advised the Trustee that
                                          have not yet been settled.

Settlement                              For sales by the Company of Book-Entry
Procedures                              Notes to or through an Agent (unless
Timetable:                              otherwise specified pursuant to a Terms
                                        Agreement) for settlement on the first
                                        Business Day after the sale date,
                                        Settlement Procedures "A" through "J"
                                        set forth above shall be completed as
                                        soon as possible but not later than the
                                        respective times in New York City set
                                        forth below:

                                        Settlement
                                        Procedure    Time
                                        ---------    ----

                                        A    11:00 A.M. on sale date
                                        B    12:00 Noon on sale date
                                        C    2:00 P.M. on sale date
                                        D    9:00 A.M. on settlement date
                                        E    10:00 A.M. on settlement date
                                        F-G  2:00 P.M. on settlement date
                                        H    4:45 P.M. on settlement date
                                        I-J  5:00 P.M. on settlement date

                                        If a sale is to be settled more than
                                        Business Day after the sale date,
                                        Settlement Procedures "A", "B" and "C"
                                        shall be completed as soon as
                                        practicable but no later than 11:00
                                        A.M., 12:00 Noon and 2:00 P.M.,
                                        respectively, on the first Business Day
                                        after the sale date. If
                                        the Initial Interest Rate for a Floating
                                        Rate Book-Entry Note has not been
                                        determined at the time that Settlement
                                        Procedure "A" is completed, Settlement
                                        Procedures "B" and "C" shall be
                                        completed as soon as such rate has been
                                        determined but no later than 12:00 Noon
                                        and 2:00 P.M., respectively, on the
                                        first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                        If settlement of a Book-Entry Note is
                                        rescheduled or cancelled, the Trustee,
                                        after receiving notice from the Company
                                        or the relevant Agent, will deliver to
                                        DTC, through DTC's Participant Terminal
                                        System, a cancellation message to such
                                        effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure                                 If the Trustee fails to enter an SDFS
to Settle:                              deliver order with respect to a Book-
                                        Entry Note pursuant to Settlement
                                        Procedure "F", the Trustee may deliver
                                        to DTC, through DTC's Participant
                                        Terminal System, as soon as practicable
                                        a withdrawal message instructing DTC to
                                        debit such Note to the Trustee's
                                        participant account, provided that the
                                        Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-
                                        Entry Notes represented by a Global
                                        Security, the Trustee will mark such
                                        Global Security "cancelled," make
                                        appropriate entries in the Trustee's
                                        records and send such cancelled Global
                                        Security to the Company. The CUSIP
                                        number assigned to such Global Security
                                        shall, in accordance with the procedures of the CUSIP Service Bureau of Standard
                                        & Poor's Corporation, be cancelled and
                                        not immediately reassigned. If a
                                        withdrawal message is processed with
                                        respect to one or more, but not all, of
                                        the Book-Entry Notes represented by a
                                        Global Security, the Trustee will
                                        exchange such Global Security for two
                                        Global

                                        Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                                        If the purchase price for any Book-Entry
                                        Note is not timely paid to the
                                        Participants with respect to such Note
                                        by the beneficial purchaser thereof (or
                                        a person, including an indirect
                                        participant in DTC, acting on behalf of
                                        such purchaser), such Participants and,
                                        in turn, the relevant Agent may enter
                                        SDFS deliver orders through DTC's
                                        Participant Terminal System reversing
                                        the orders entered pursuant to
                                        Settlement Procedures "F" and "G",
                                        respectively. Thereafter, the Trustee
                                        will deliver the withdrawal message and
                                        take the related actions described in
                                        the preceding paragraph.

                                        Notwithstanding the foregoing, upon any
                                        failure to settle with respect to a
                                        Book-Entry Note, DTC may take any
                                        actions in accordance with its SDFS
                                        operating procedures then in effect.

                                        In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

     The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:                               Each Certificated Note will be dated and
                                        issued as of the date of its
                                        authentication by the Trustee. Each
                                        Certificated Note will bear an Original
                                        Issue Date, which will be (i) with
                                        respect to an original Certificated Note
                                        (or any portion thereof), its original
                                        issuance date (which will be the
                                        settlement date) and (ii) with respect
                                        to any Certificated Note (or portion
                                        thereof) issued subsequently upon
                                        transfer or exchange of a Certificated
                                        Note or in lieu of a destroyed, lost or
                                        stolen Certificated Note, the original
                                        issuance date of the predecessor
                                        Certificated Note, regardless of the
                                        date of authentication of such
                                        subsequently issued Certificated Note.

Preparation                             If any offer to purchase a Certificated
of Pricing                              Note is accepted by or on behalf of the
Supplement:                             Company, the Company will prepare a
                                        Pricing Supplement reflecting the terms
                                        of such Note. The Company (i) will
                                        arrange to file a copy of such Pricing
                                        Supplement with the Commission in
                                        accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                                        In each instance that a Pricing
                                        Supplement is prepared, the relevant
                                        Agent will affix the Pricing Supplement
                                        to Prospectuses prior to their use.
                                        Outdated Pricing Supplements, and the
                                        Prospectuses to which they are attached
                                        (other than those retained for files),
                                        will be destroyed.

Settlement:                             The receipt by the Company of
                                        immediately available funds in exchange
                                        for an authenticated Certificated Note
                                        delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement                              Settlement Procedures with regard to
Procedures:                             each Certificated Note sold by the
                                        Company to or through an Agent (unless
                                        otherwise specified pursuant to a Terms
                                        Agreement) shall be as follows:

                                          A. The relevant Agent will advise the
                                          Company by telephone that such Note is
                                          a Certificated Note and of the
                                          following settlement information:

                                            1. Name in which such Note is to be
                                            registered ("Registered Owner").

                                            2. Address of the Registered Owner
                                            and address for payment of principal
                                            and interest.

                                            3. Taxpayer identification number of
                                            the Registered Owner (if available).

                                            4. Principal amount.

                                            5. Maturity Date.

                                            6. In the case of a Fixed Rate
                                            Certificated Note, the Interest
                                            Rate, whether such Note will pay
                                            interest annually or semiannually
                                            and whether such Note is an
                                            Amortizing Note and, if so, the
                                            amortization schedule, or, in the
                                            case of a Floating Rate Certificated
                                            Note, the Initial Interest Rate (if
                                            known at such time), Interest
                                            Payment Date(s), Interest Payment
                                            Period, Calculation Agent, Base
                                            Rate, Index Maturity, Interest Reset
                                            Period, Initial Interest Reset Date,
                                            Interest Reset Dates, Spread or
                                            Spread Multiplier (if any), Minimum
                                            Interest Rate (if any), Maximum

                                            Interest Rate (if any) and the
                                            Alternate Rate Event Spread (if
                                            any).

                                            7. Redemption or repayment
                                            provisions (if any).

                                            8. Settlement date and time
                                            (Original Issue Date).

                                            9. Interest Accrual Date.

                                            10. Price.

                                            11. Agent's commission (if any)
                                            determined as provided in the
                                            Distribution Agreement.

                                            12. Denominations.

                                            13. Specified Currency.

                                            14. Whether the Note is an OID Note,
                                            and if it is an OID Note, the total
                                            amount of OID, the yield to
                                            maturity, the initial accrual period
                                            OID and the applicability of
                                            Modified Payment upon Acceleration
                                            (and if so, the Issue Price).

                                            15. Whether the Note is a PERLS
                                            Note, and if it is a PERLS Note, the
                                            Denominated Currency, the Indexed
                                            Currency or Currencies, the Payment
                                            Currency, the Exchange Rate Agent,
                                            the Reference Dealers, the Face
                                            Amount, the Fixed Amount of each
                                            Indexed Currency, the Aggregate
                                            Fixed Amount of each Indexed
                                            Currency and the Authorized
                                            Denominations (if other than U.S.
                                            dollars).

                                            16. Whether the Note is a Renewable
                                            Note, and if it is a Renewable Note,
                                            the Initial Maturity Date and the
                                            Final Maturity Date.

                                            17. Whether the Company has the
                                            option to extend the Original
                                            Maturity Date of the Note, and, if
                                            so, the Final Maturity Date of such
                                            Note.

                                            18. Whether the Company has the
                                            option to reset the Interest Rate,
                                            the Spread or the Spread Multiplier
                                            of the Note.

                                            19. Any other applicable terms.

                                          B. The Company will advise the Trustee
                                          by telephone or electronic
                                          transmission (confirmed in writing at
                                          any time on the same date) of the
                                          information set forth in Settlement
                                          Procedure "A" above.

                                          C. The Company will have delivered to
                                          the Trustee a pre-printed four-ply
                                          packet for such Note, which packet
                                          will contain the following documents
                                          in forms that have been approved by
                                          the Company, the relevant Agent and
                                          the Trustee:

                                            1. Note with customer confirmation.

                                            2. Stub One - For the Trustee.

                                            3. Stub Two - For the relevant
                                            Agent.

                                            4. Stub Three - For the Company.

                                          D. The Trustee will complete such Note
                                          and authenticate such Note and deliver
                                          it (with the confirmation) and Stubs
                                          One and Two to the relevant Agent, and
                                          such Agent will acknowledge receipt of
                                          the Note by stamping or otherwise
                                          marking Stub One and returning it to
                                          the Trustee. Such delivery will be
                                          made only against such acknowledgment
                                          of receipt and evidence that
                                          instructions have been given by such
                                          Agent for payment to the account of
                                          the Company at Bank of America
                                          Illinois, Chicago, Illinois, or to
                                          such other account as the Company
                                          shall have specified to such Agent and
                                          the Trustee, in immediately available
                                          funds, of an amount equal to the price
                                          of such Note less such Agent's
                                          commission (if any).

                                          In the event that the instructions
                                          given by such Agent for payment to the
                                          account of the Company are revoked,
                                          the Company will as promptly as
                                          possible wire transfer to the account
                                          of such Agent an amount of immediately
                                          available funds equal to the amount of
                                          such payment made.

                                          E. Unless the relevant Agent is the
                                          end purchaser of such Note, such Agent
                                          will deliver such Note (with
                                          confirmation) to the customer against
                                          payment in immediately available
                                          funds. Such Agent will obtain the
                                          acknowledgment of receipt of such Note
                                          by retaining Stub Two.

                                          F. The Trustee will send Stub Three to
                                          the Company by first-class mail.
                                          Monthly, the Trustee will also send to
                                          the Company a statement setting forth
                                          the principal amount of the Notes
                                          outstanding as of that date under the
                                          Indenture and setting forth a brief
                                          description of any sales of which the
                                          Company has advised the Trustee that
                                          have not yet been settled.

Settlement                              For sales by the Company of Certificated
Procedures                              Notes to or through an Agent (unless
Timetable:                              otherwise specified pursuant to a Terms
                                        Agreement), Settlement Procedures "A"
                                        through "F" set forth above shall be
                                        completed on or before the respective
                                        times in New York City set forth below:

                                        Settlement
                                        Procedure           Time
                                        ---------           ----

                                        A    2:00 P.M. on day before settlement
                                             date
                                        B    3:00 P.M. on day before settlement
                                             date
                                        C-D  2:15 P.M. on settlement date
                                        E    3:00 P.M. on settlement date
                                        F    5:00 P.M. on settlement date

Failure                                 If a purchaser fails to accept delivery
to Settle:                              of and make payment for any Certificated
                                        Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business
                                        Day following the settlement date. If
                                        the failure shall have occurred for any
                                        reason other than a default by such
                                        Agent in the performance of its
                                        obligations hereunder and under the
                                        Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.
                                        Immediately upon receipt of the
                                        Certificated Note in respect of which
                                        such failure occurred, the Trustee will
                                        mark such Note "cancelled," make
                                        appropriate entries in the Trustee's
                                        records and send such Note to the
                                        Company.